Exhibit 4.3

NEWLINK GENETICS CORPORATION

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
This AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the “Agreement”) is entered into as of the 1st day of December, 2010, by and among NEWLINK GENETICS CORPORATION, a Delaware corporation (the “Company”) and the investors listed on Exhibit A‑1 hereto (collectively, the “Investors” and individually an “Investor”) and the BPS Preferred Holders listed on Exhibit A-2 (collectively the "BPS Preferred Holders" and individually as "BPS Preferred Holder").
RECITALS
WHEREAS, certain of the Investors are purchasing shares of the Company’s Series E Preferred Stock (the “Series E Stock”);
WHEREAS, the Company has entered into an Agreement and Plan of Merger (“Merger Agreement”) with BioProtection Systems, Inc. (“BPS”) whereby the Company will acquire the minority interest in BPS in exchange for shares of Series E Stock;
WHEREAS, the Merger Agreement provides that the holders of BPS Series A and Series B Preferred Stock (“BPS Preferred Holders”) will be entitled to become parties to this Agreement;
WHEREAS, certain of the Investors (the “Prior Investors”) are holders of the Company’s Series A Preferred Stock (the “Series A Stock”), Series AA Preferred Stock (the “Series AA Stock”), Series AAA Preferred Stock (the “Series AAA Stock”), Series B Preferred Stock (the “Series B Stock”), the Series BB Preferred Stock (the “Series BB Stock”), the Series C Preferred Stock (the “Series C Stock”) and Series D Preferred Stock (the “Series D Stock” and, together with the Series A Stock, Series AA Stock, Series AAA Stock, Series B Stock, Series BB Stock, Series C Stock and Series E Stock, the “Series Preferred”);
WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investor Rights Agreement dated as of July 15, 2009 (the “Prior Agreement”);
WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement;
WHEREAS, pursuant to Section 5.6 of the Prior Agreement, the Prior Agreement may be amended or modified with respect to all parties thereto upon the written consent of the Company and the holders of at least a majority of the Registrable Securities (as defined therein), including the holders of a majority of the Series Preferred Registrable Securities (as defined therein); and
WHEREAS, in connection with the consummation of the sale of the Series E Stock (the “Preferred Stock Transactions”), the parties desire (i) to amend and restate the Prior Agreement in its entirety with the terms set forth in this Agreement and (ii) to enter into this Agreement in order to grant registration rights, information rights and other rights to the Investors as set forth below.
NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	GENERAL.
1.1    Amendment and Restatement of Prior Agreement. The Prior Agreement is hereby amended in its entirety and restated herein. Such amendment and restatement is effective upon the execution of the Agreement by the Company and the holders of a majority in interest of the Registrable Securities (as defined in the Prior Agreement) held by the Prior Investors outstanding as of the date of this Agreement. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived and released on behalf of each and every party to the Prior Agreement and superseded in their entirety and shall have no further force or effect with respect to each and every party to the Prior Agreement, including, without limitation, all rights of first refusal and any notice period associated therewith otherwise applicable to the Preferred Stock Transactions.
1.2    Definitions. As used in this Agreement the following terms shall have the following respective meanings:
(a)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(b)    “Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
(c)    “Holder” means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.
(d)    “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock registered under the Securities Act.
(e)    “Register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
(f)    “Registrable Securities” means (a) Common Stock of the Company issued or issuable upon conversion of the Shares, (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as)

a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities and (c) shares of Common Stock issued or issuable upon exercise of warrants originally issued to holders of Series AA Stock. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor’s rights under Section 2 of this Agreement are not assigned.
(g)    “Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.
(h)    “Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed fifteen thousand dollars ($15,000) of a single special counsel for the selling stockholders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).
(i)    “SEC” or “Commission” means the Securities and Exchange Commission.
(j)    “Securities Act” shall mean the Securities Act of 1933, as amended.
(k)    “Selling Expenses” shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities.
(l)    “Series Preferred Registrable Securities” shall mean Common Stock issued or issuable upon conversion of the Series AA Stock, Series B Stock, Series BB Stock, Series C Stock, Series D Stock, Series E Stock and Common Stock issued or issuable upon exercise of warrants originally issued to the holders of Series AA Stock.
(m)     “Shares” shall mean the Company’s Series E Stock, Series D Stock, Series C Stock, Series BB Stock, Series B Stock, Series AAA Stock, Series AA Stock and Series A Stock held by the Investors listed on Exhibit A-1 hereto and the BPS Preferred Holders on Exhibit A-2 hereto and their permitted assigns.
(n)    “Special Registration Statement” shall mean (i) a registration statement relating to any employee benefit plan or (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, including any registration statements related to the resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities.

SECTION 2.	REGISTRATION; RESTRICTIONS ON TRANSFER.

2.1    Restrictions on Transfer.
(a)    Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:
(i)    There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or
(ii)    (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144, except in unusual circumstances. After its Initial Offering, the Company will not require the transferee to be bound by the terms of this Agreement with respect to transfers made under Rule 144.
(iii)    Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly-owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder’s family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if he were an original Holder hereunder.
(b)    Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER APPLICABLE FEDERAL OR STATE SECURITIES LAWS, OR UNLESS THE COMPANY IS FURNISHED WITH AN OPINION OF COUNSEL ACCEPTABLE TO IT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT BY AND BETWEEN THE STOCKHOLDER, THE COMPANY AND CERTAIN HOLDERS OF STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY.

(c)    The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend; provided that the second legend listed above shall be removed only at such time as the Holder of such certificate is no longer subject to any restrictions hereunder
(d)    Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.
2.2    Demand Registration.
(a)    Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least 20% of the Series Preferred Registrable Securities (the “Initiating Holders”) that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities then outstanding in which the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $20,000,000 (a “Qualified Public Offering”), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.
(b)    If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this

Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.
(c)    The Company shall not be required to effect a registration pursuant to this Section 2.2:
(i)    prior to one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;
(ii)    after the Company has effected three (3) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective;
(iii)    if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than twice in any twelve (12) month period;
(iv)    if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement for a public offering, other than pursuant to a Special Registration Statement, within ninety (90) days;
(v)    if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered for sale in the manner contemplated by such Holders on Form S-3 pursuant to a request made pursuant to Section 2.4 below; or
(vi)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.
2.3    Piggyback Registrations. The Company shall notify all Holders of Registrable Securities in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
(a)    Underwriting. If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders and the Stoddard Cancer Research Institute, its successors, transferees and assigns (the “Institute”), on a pro rata basis based on the total number of Registrable Securities held by the Holders and Common Stock held by the Institute; and third, to any stockholder of the Company (other than a Holder or the Institute) on a pro rata basis. In no event will shares of any other selling stockholder be included in such registration that would reduce the number of shares which may be included by Holders without the written consent of Holders of not less than a majority of the Registrable Securities proposed to be sold in the offering. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners or retired partners, members or retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.
(b)    Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

2.4    Form S-3 Registration. Subject to the conditions of this Section 2.4, if the Company shall receive a written request from the Holders of at least 20% of the Registrable Securities that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holders, the Company will:
(a)    promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and
(b)    as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:
(i)    if Form S-3 is not available for such offering by the Holders, or
(ii)    if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than five hundred thousand dollars ($500,000), or
(iii)    if (x) within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering of Common Stock within ninety (90) days, other than pursuant to a Special Registration Statement, or (y) the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time (in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 2.4); provided such right to delay a request pursuant to (x) or (y) above shall be exercised by the Company not more than twice in any twelve (12) month period, or
(iv)    if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 2.4, or
(v)    in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)    Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.
2.5    Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or such withdrawal is at the request of the Company or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2 or Section 2.4, as applicable, in which event such right shall be forfeited by all Holders). If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.
2.6    Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)    Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to sixty (60) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that at any time, upon written notice to the participating Holders and for a period not to exceed sixty (60) days thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or suspend the use or effectiveness of any registration statement (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could result in a Violation (as defined below). In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period. The Company may extend the Suspension Period for an additional consecutive sixty (60) days with the consent of the holders of a majority of the Registrable

Securities registered under the applicable registration statement, which consent shall not be unreasonably withheld. If so directed by the Company, the Initiating Holders shall use all reasonable efforts to deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Initiating Holders’ possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.
(b)    Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.
(c)    Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.
(d)    Use its reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(e)    In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.
(f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.
(g)    Use all reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.
2.7    Termination of Registration Rights. A Holder’s registration rights shall expire if (a) such Holder (together with its affiliates) holds less than 1% of the Company’s outstanding Common Stock (treating all shares of convertible Preferred Stock on an as converted basis) and (b) all Registrable Securities held by and issuable to such Holder (and its affiliates) may be sold under Rule 144 during any ninety (90) day period. Additionally, all registration rights granted under this Section 2 shall terminate and be of no further force and effect three (3) years after the date of the Company’s Initial Offering.
2.8    Delay of Registration; Furnishing Information.
(a)    No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.
(b)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.
(c)    The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration drops below 80% of the number of shares or 80% of the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.
2.9    Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:
(a)    To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, member, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld or delayed, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, underwriter or controlling person of such Holder.
(b)    To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld or delayed; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

(c)    Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.
(d)    If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.
(e)    The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and, with respect to liability arising from an offering to which this Section 2.9 would apply that is covered by a registration filed before termination of this Agreement, such termination. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.
2.10    Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities that acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.
2.11    Amendment of Registration Rights. Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding, including the Holders of a majority of the Series Preferred Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.
2.12    Limitation on Subsequent Registration Rights. Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, including the Holders of a majority of the Series Preferred Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder, other than the right to a Special Registration Statement.
2.13    “Market Stand-Off” Agreement. Each Holder hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed (i) one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act pursuant to the Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation) or (ii) ninety (90 days) following the effective date of any registration statement of the Company filed pursuant to under the Securities Act, except as set forth above with respect to the Company’s Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711 or NYSE Member Rule 472 or any successor or similar rule or regulation). Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the managing underwriter(s) which are consistent with the foregoing or which are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to such Common Stock (or other securities) until the end of such period. The underwriters of the Company’s stock are intended third party beneficiaries of this Section 2.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

2.14    Agreement to Furnish Information. Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 2.13 or that are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in Section 2.13 and this Section 2.14 shall not apply to a Special Registration. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day or ninety (90) day period, as applicable. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 2.13 and 2.14. The underwriters of the Company’s stock are intended third party beneficiaries of Sections 2.13 and 2.14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.
2.15    Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use all reasonable efforts to:
(a)    Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;
(b)    File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
(c)    So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3.	COVENANTS OF THE COMPANY.
3.1    Basic Financial Information and Reporting.
(a)    The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.
(b)    As soon as practicable after the end of each fiscal year of the Company, and in any event within one hundred twenty (120) days thereafter, to the extent requested by an Investor, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company’s Board of Directors.
(c)    The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, to the extent requested by such Investor, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.
(d)    So long as an Investor (with its affiliates) owns not less than the greater of (i) 100,000 shares of Registrable Securities and (ii) 1% of the Company’s outstanding capital stock (treating all outstanding Preferred Stock on an as-if-converted basis and all outstanding options or warrants on an as-if-exercised basis) (a “Major Investor”), to the extent requested by such Major Investor, the Company will furnish each such Major Investor: (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent revisions thereto); and (ii) as soon as practicable after the end of each fiscal quarter, and in any event within twenty (20) days thereafter, a balance sheet of the Company as of the end of each such quarter, and a statement of income and a statement of cash flows of the Company for such quarter and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.
3.2    Inspection Rights. Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.
3.3    Confidentiality of Records. Each Investor agrees to use, and to use all reasonable efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.3.
3.4    Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.
3.5    Key Man Insurance. The Company will use all reasonable efforts to maintain in full force and effect term life insurance in the amount determined by the Board of Directors on the life of Charles J. Link, Jr., naming the Company as beneficiary.
3.6    Director and Officer Liability Insurance. The Company shall use all reasonable efforts to obtain and maintain director and officer insurance policy in an amount deemed appropriate by a majority of the outside directors of the Company.
3.7    Proprietary Information and Inventions Agreement. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached hereto as Exhibit B.
3.8    Termination of Covenants. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the closing of the Initial Offering, (ii) the closing of an Acquisition (as defined in the Company’s Certificate of Incorporation) or, (iii)  the closing of an Asset Transfer (as defined in the Company’s Certificate of Incorporation).

SECTION 4.	RIGHTS OF FIRST REFUSAL.
4.1    Subsequent Offerings. Each Major Investor who holds shares of Series Preferred (each such Major Investor shall be referred to as a “Participating Investor” for purposes of this Section 4) shall have a right of first refusal to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Participating Investor’s pro rata share is equal to the ratio of (a) the number of shares of the Company’s Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares and Common Stock issued or issuable upon conversion of warrants held by such Participating Investor, as applicable) which such Participating Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company’s outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term “Equity Securities” shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.
4.2    Exercise of Rights. If the Company proposes to issue any Equity Securities, it shall give each Participating Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Participating Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Participating Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.
4.3    Issuance of Equity Securities to Other Persons. If not all of the Participating Investors elect to purchase their pro rata share of the Equity Securities, then the Company shall promptly notify in writing the Participating Investors who do so elect and shall offer such Participating Investors the right to acquire such unsubscribed shares. The Participating Investors shall have five (5) days after receipt of such notice to notify the Company of its election to purchase all or a portion thereof of the unsubscribed shares. If the Participating Investors fail to exercise in full the rights of first refusal, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Participating Investors’ rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company’s notice to the Participating Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Participating Investors in the manner provided above.
4.4    Termination and Waiver of Rights of First Refusal. The rights of first refusal established by this Section 4 shall not apply to, and shall terminate upon the earlier of (i) the effective date of the registration statement pertaining to the Company’s Initial Offering or (ii) the closing of an Acquisition or Asset Transfer. The rights of first refusal established by this Section 4 may be amended, or any provision waived with the written consent of Participating Investors holding a majority of the Registrable Securities held by all Participating Investors or as permitted by Section 5.6.
4.5    Transfer of Rights of First Refusal. The rights of first refusal of each Participating Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.
4.6    Excluded Securities. The rights of first refusal established by this Section 4 shall have no application to any of the following Equity Securities:

(a)    options, warrants or other rights to purchase shares of Common Stock reserved from time to time for issuance under the Company’s equity incentive plans approved by the Board, and the Common Stock issued pursuant to such options, warrants or other rights to employees, officers or directors of, or consultants or advisors to, the Company or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by a majority of the Board;
(b)    stock issued or issuable pursuant to any rights or agreements outstanding as of the date of this Agreement or options, warrants or convertible securities outstanding as of the date of this Agreement; and stock issued pursuant to any such rights, agreements, options, warrants or convertible securities granted after the date of this Agreement as long as the rights of first refusal established by this Section 4 were complied with, waived, or were inapplicable pursuant to any provision of this Section 4.6 with respect to the initial sale or grant by the Company of such rights, agreements, options, warrants or convertible securities;
(c)    any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, strategic alliance, acquisition or similar business combination or for the acquisition of one or more assets or for the provision of services to or for the benefit of the Company;
(d)    shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company;
(e)    shares of Common Stock issued upon conversion of shares of the Company’s Preferred Stock;
(f)    Any Equity Securities issued in connection with strategic transactions involving the Company and other entities, including (i) joint ventures, manufacturing, marketing or distribution arrangements or (ii) technology transfer or development arrangements.
(g)    any Equity Securities issued pursuant to any equipment leasing, real property leasing or loan arrangement, or debt financing from a bank or similar financial or lending institution;
(h)    any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act;
(i)    any Series E Stock issued pursuant to the Preferred Stock Transactions.

SECTION 5.	MISCELLANEOUS.
5.1    Governing Law. This Agreement and all disputes arising out of or relating to this Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware without reference to any conflict-of-laws principle that would cause the application of the law of any other jurisdiction. ANY LAWSUIT OR OTHER LEGAL ACTION ARISING FROM OR

RELATING TO ANY PROVISION OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF MUST BE BROUGHT IN A FEDERAL OR STATE COURT LOCATED IN DES MOINES, IOWA (AND MAY NOT BE BROUGHT IN ANY OTHER COURT OR FORUM) AND THE PARTIES HEREBY SUBMIT TO THE JURISDICTION OF, AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, ANY SUCH COURT.
5.2    Survival. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.
5.3    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided that such party has agreed in writing to be bound by the terms of this Agreement. Prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.
5.4    Entire Agreement. This Agreement, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto or in connection herewith constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.
5.5    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.
5.6    Amendment and Waiver.
(a)    Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Registrable Securities, including the holders of a majority of the Series Preferred Registrable Securities.
(b)    Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the Company and the holders of at least a majority of the Registrable Securities, including the holders of a majority of the Series Preferred Registrable Securities.
(c)    For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.
5.7    Delays or Omissions. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder’s part of any breach, default or noncompliance under the Agreement or any waiver on such Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.
5.8    Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.
5.9    Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
5.10    Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
5.11    Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series Preferred, any purchaser of such shares of Series Preferred may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder. Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6 (c), (f) or (g) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an “Investor,” a “Holder” and a party hereunder.
5.12    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.
5.13    Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons or persons or entities under common management or control shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By: /s/ Charles J. Link, Jr.                By:
(signature)

Name: Charles J. Link, Jr.                Name:
(please print)

Title: Chief Executive Officer            Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Stine Seed Farm, Inc.
(entity name, if applicable)
By:                             By: /s/ Jerald L. Reichling
(signature)

Name:                         Name: Jerald L. Reichling
(please print)

Title:                             Title: CFO
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section 5.6 of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Iowa Capital Corporation
(entity name, if applicable)
By:                             By: /s/ Terry L Sullivan
(signature)

Name:                         Name: Terry L. Sullivan
(please print)

Title:                             Title: Vice President
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    James S. Cownie IRA, Bankers Trust Cust.
(entity name, if applicable)
By:                             By: /s/Mindy Nussbaum-Bell, Bankers Trust
(signature)

Name:                         Name: Mindy Nussbaum-Bell
(please print)

Title:                             Title:     Vice President
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    NLG Investors, LLC
(entity name, if applicable)
By:                             By: /s/ James T. Campney
(signature)

Name:                         Name: James T. Campney
(please print)

Title:                             Title: Manager
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    NLG “Series C”, LLC
(entity name, if applicable)
By:                             By: /s/ James T. Campney
(signature)

Name:                         Name: James T. Campney
(please print)

Title:                             Title: Manager
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    James T. Campney Roth IRA
(entity name, if applicable)
By:                             By: /s/ James T. Campney
(signature)

Name:                         Name: James T. Campney
(please print)

Title:                             Title: Manager
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Tonto Investments, LLC
(entity name, if applicable)
By:                             By: /s/ James T. Campney
(signature)

Name:                         Name: James T. Campney
(please print)

Title:                             Title: Manager
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Brian P. Waller
(signature)

Name:                         Name: Brian P. Waller
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Brian and Sheila Waller Foundation
(entity name, if applicable)
By:                             By: /s/ Brian P. Waller
(signature)

Name:                         Name: Brian P. Waller
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Insurance Finance Corp.
(entity name, if applicable)
By:                             By: /s/ Brian P. Waller
(signature)

Name:                         Name: Brian P. Waller
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Charles D. Jons IRA
(entity name, if applicable)
By:                             By: /s/Charles D. Jons
(signature)

Name:                         Name: Charles D. Jons
(please print)

Title:                             Title:     Owner
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/Richard O. Jacobson
(signature)

Name:                         Name: Richard O. Jacobson
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Charles Link, Jr.
(signature)

Name:                         Name: Charles Link, Jr.
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Sedgwick Fund, LLC
(entity name, if applicable)
By:                             By: /s/ Russell Novak
(signature)

Name:                         Name: Russell Novak
(please print)

Title:                             Title:     Member
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    RGPC Investors LLC – Series B
(entity name, if applicable)
By:                             By: /s/ Matthew Busick
(signature)

Name:                         Name: Matthew Busick
(please print)

Title:                             Title: Manager
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Glenda F. Millard
(signature)

Name:                         Name: Glenda F. Millard
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Michelle Link Smith
(signature)

Name:                         Name: Michelle Link Smith
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Kenneth L. Pollack
(signature)

Name:                         Name: Kenneth L. Pollack
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Daniel L. Krieger Rev. Trust dtd 3/21/00
(entity name, if applicable)
By:                             By: /s/ Daniel L. Krieger
(signature)

Name:                         Name: Daniel L. Krieger
(please print)

Title:                             Title: Co-Trustee
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Johnny Danos
(signature)

Name:                         Name: Johnny Danos
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Central Iowa Hospital Corporation
(entity name, if applicable)
By:                             By: /s/ Joseph F. Corfits, Jr.
(signature)

Name:                         Name: Joseph F. Corfits, Jr.
(please print)

Title:                             Title: Chief Financial Officer
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    Iowa First Capital Fund II
(entity name, if applicable)
By:                             By: /s/ Mark Drish
(signature)

Name:                         Name: Mark Drish
(please print)

Title:                             Title: Member
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION    JSC Trust
(entity name, if applicable)
By:                             By: /s/ James S. Cownie
(signature)

Name:                         Name: James S. Cownie
(please print)

Title:                             Title: Trustee
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Richard Derner, DPM
(signature)

Name:                         Name: Richard Derner, DPM
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Bradley K. Hiatt, D.O.
(signature)

Name:                         Name: Bradley K. Hiatt, D.O.
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Dennis D. Kommer
(signature)

Name:                         Name: Dennis D. Kommer
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/ Hasmig S. Link
(signature)

Name:                         Name: Hasmig S. Link
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

IN WITNESS WHEREOF, the parties hereto have executed this AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.
COMPANY:        INVESTOR:
NEWLINK GENETICS CORPORATION
(entity name, if applicable)
By:                             By: /s/Nicholas Vahanian
(signature)

Name:                         Name: Nicholas Vahanian
(please print)

Title:                             Title:
(if applicable)

Execution of this Amended and Restated Investor Rights Agreement constitutes consent to the amendment and restatement of the Prior Agreement as provided under Section ___ of the Prior Agreement

SIGNATURE PAGE TO
AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
345605 v3/CO

EXHIBIT A-1
SCHEDULE OF INVESTORS

130 Dotson LLC
2-C's Partnership, LLP
A. Severin Johnson
Adams Partners
Alan Gillman J. Gillman Trust
Allen and Cindy Sabbag
Alphonse Cardamone
Ameriprise Trust Company FBO Matthew D. Busick IRA Acct. 56164239-8-021
Ameriprise Trust Company FBO Tim Pratt IRA Acct. 14361208-3-021
Ameriprise Trust Company FBO Todd Janus IRA Acct. 18974543-3-021
Ames Seed Capital, LLC
Anthony Pontarelli
Banker's Trust Company, N.A., Custodian of the James S. Cownie IRA dated 11/18/02
Bball Properties, LLC
Blake Waller
Blue Sky Properties, LLC
Bob Shreck
Brad Fortune
Bradley K. Hiatt
Brian & Sheila Waller Foundation
Brian P. Waller
Broad Street Investment Co., Inc.
Bruce Anderson
Bryan Lamb
C. Edward and Michele Brown
Carl Langren
Carl Langren IMG MPP Plan Custodial Account
Carl Schweser
Carolyn L. Jons, Trustee of the Jons Children's Trust dated June 25, 2010
Central Iowa Hospital Corporation
Chad Tramp
Charles and Carolyn Jons Trust
Charles D. Berger
Charles D. Jons Roth IRA
Charles DePena
Charles E. Gillman Dec'l of Trust dated 5/13/92
Charles Jons IRA

Charles Jons SEP IRA
Charles Link
Charles P. Hammersmith, Jr.
Charles Waller
Chelsea McMillen
Chicagoland Investors, LLC
Citigroup Global Markets Inc. Cust. For William Caldbeck IRA
Connie Wimer Trust
Cornerstone Government Affairs
Craig P. Mickelson
Dale & Mary Parker Revocable Trust dated April, 22 1993
Dale and Mary Parker Irrevocable Trust FBO Monica Parker
Dale and Mary Parker Irrevocable Trust FBO Emily Parker
Dale and Mary Parker Irrevocable Trust FBO Kelly Parker
Dale and Mary Parker Irrevocable Trust FBO Natalie Parker
Dale Howard
Dale Robert Parker
Dan Sibthorp
Dan Wunschel
Daniel & Robin Rubenstein Family Trust
Daniel B. and Florence E. Green Foundation
Daniel L. Krieger Revocable Trust dtd 3-21-2000
David and Catherine Bird
David J. Lies
David L. Lacey
David Lundquist
David Lundquist Revocable Trust, dated November 19, 2002, David J. Lundquist, Trustee
Dayton Park LLC
Dean E. Hunziker
Delaware Charter GTY Trust FBO Keith Putbrese IRA Acct# 88678253
Delaware Charter Gty Trust Tr Elizabeth J. Schellhardt IRA A/C 5730-5378
Delaware Charter GTY Trust Tr FBO Elizabeth K. Flynn
Delaware Charter GTY Trust Tr FBO John Kaufman Beneficiary Trust
Delaware Charter Gty Trust Tr Scott Campney Roth IRA 8890-1345
Delaware Charter Gty. Trust Tr. James T. Campney Roth IRA A/C 88901342
Denise Redenius
Dennis D. Kommer
Des Moines Anesthesiologists, PC PSP, FBO Michael Hurt u/a 01/01/1974, Michael Hurt, Trustee
Diane Harms
Doug Vander Weide
Douglas D. Truckenmiller Indiv. Retirement Account, Dain Rausher Custodian
Douglas S. Draper

Douglas S. Hackett and Neala S. Hackett, Joint Tenants
Dr. Mark Westberg
Eastern Iowa Angel Investors, LLC
Eby, William H.
Edwin M. Garrison
Elan Hadar
Eleventh Generation LP
Elizabeth J. Schellhardt
Elizabeth Kaufman Flynn
Entrust Midwest LLC FBO Zane Smith IRA 6221
Entrust Midwest, LLC FBO Brad Lair, Acct. #OS7382
Erben A. Hunziker Revocable Trust
Eric & Arlene Coles
Erickson Family, L.C.
Ernest Talarico
Errol P. Eernisse Revocable Trust, Errol P. Eernisse Trustee
FBO Joseph A. Bisignano, IRA
Fidelity Management Trust Company FBO Johnny Danos Roth IRA #647-121703
Fidelity Management Trust Company FBO Kenneth Pollack Roth IRA #647-093203
Frederick E. Miller
Garondah Partners
Gene A. Johnson
Gerald W. Paul
Gilbert Carl Schweser
Glenda Millard
Gopika Myneni, M.D.
Gregory L. O'Hara
Hal Moon - Linda Moon
Hansen, Charles R.
Harold Darren Leavitt
Harry I. Laibstain
Harv & Lois Vanderweide
Heath & Kimberly Hinkhouse
Heidi and Ronald Pachura
Horizon Trust & Investment, Custodian, Catherine Pesek Bird IRA
Hyland Heights Apartments LLC
I Wistar Morris III
Insurance Finance Corporation
Iowa Capital Corporation
Iowa Commitment Fund, LP
Iowa First Capital Fund II LP
Iowa First Capital Fund, LP

Iowa Radiology, P.C.
IRA FBO John Krohn Pershing LLC as Custodian
Ira J. Kaufman
J. Andrew Axel
James and Teresa Larson Revocable Trust
James B. Fogt
James Carmichael Lodge
James S. Cownie IRA, Bankers Trust Co. N.A. Custodian
James S. Petro
James T. Campney
Jamie Harold Shaffer
January Associates
Jay Lawrence Goldfarb
Jayson Lansink
Jeanne Temple
Jeff Carpenter
Jeffrey R. Rode
Jennifer A. Berger
Jerry D. Smith
Jim Sibthorp
John Ahrold
John J. Sabl
John Kaufman
John Langeland
John Livingston
John R. Baur & Judith A. Baur
John Rizzi, M.D.
John S. Schellhardt
Johnny Danos
Johnny Danos Revocable Trust
Jon & Mary Lageschulte
Jon E. & Bonnie K. Hunziker
Jon Lageschulte
Jons Grandchildren's Trust dated June 25, 2010, Carolyn L. Jons, Trustee
Jordon P. Grossman
Joseph Bisignano
Joseph F. Caputo
Joseph K. Haggerty
Joseph Lucas
Joshua Butkus
JSC Trust
Julie Ann Wrigley 1999 Revocable Trust

Julie Schweser
Karl Dresdner
Kaufman Investors Limited Partnership
Keith A. Barnes
Kelly E. Berger
Kelly Scott Parker
Kenneth L. Pollack
Kevin F. Cestone
Kevin J. Grimm
Kim and Debra Clayton
Kim Hinkhouse
Kitty Shean Conover 2008 Revocable Trust u/a/d December 26, 2008
Lankenau Hospital Foundation
Larry Morris
Laurie M. Kuestner & Thomas A. Burleson
Lee V. Livingston
Lee V. Livingston, Patricia G. Livingston JTWROS
Leonard A. Foxman Living Trust
LIMR Development, Inc.
Lisa Weary
LLH Partnership
LLJ, Inc.
Loran J. Schiltz 1999 Revocable Trust
Loran J. Schiltz Family Trust, Dated 2/26/06
Loran J. Schiltz Marital Trust, Dated 2/26/06
M.E. and Ann S. Tharp
Marc Jalbert
Marc S. Gillotti & Sarah L. Kincaid
Margaret H. Hunziker Revocable Trust
Mario D'Agostino
Mark & Ann Meyer
Mark Speck
Mark Waller
Martha H. Morris
Mary D'Agostino
Mary Pat Burns
Matthew Helgeson
Melvin Katten
Merdix Family Living Trust
Merle Lansink
Mesirow Financial Inc Cust Audrey Kaufman IRA A/C 5292-3377
Mesirow Financial Inc Cust Elizabeth J. Schellhardt IRA Acct 5730-5378

Mesirow Financial Inc Cust Elizabeth K. Duberman Beneficiary IRA Acct 6299-2311
Mesirow Financial Inc Cust James Campney ROTH IRA Acct 8890-1342
Mesirow Financial Inc Cust John Kaufman Beneficiary IRA Acct 7493-1210
Mesirow Financial Inc Cust Keith Putbrese SEP IRA Acct 8867-8253
Mesirow Financial Inc Cust Scott Campney ROTH IRA Acct 8890-1345
Mesirow Financial Inc Cust Thomas F. Baldacci IRA Acct 1628-1122
Mesirow Financial, Inc., custodian FBO Joseph Vendetti IRA #8882-0327
Michael & Kris Dee
Michael Antonio Coppola
Michael C. Hubbell Art. III Trust FBO Michael C. Hubbell and Descendants dated 11/23/03
Michael Hopson
Michael Lee
Michael Magee
Michael P. & Bobbye J. McMurray
Michael P. Balkin
Michelle Link Smith
Midwest Oilseeds, Inc.
Mike Kemery
Millennium Trust Co LLC Custodian FBO Karl P. Dresdner
Millennium Trust Co., LLC Cust FBO Nancy J. Cass, IRA #90DN63013
Millennium Trust Company, LLC Cust. FBO RGPC Investors LLC Series B, # 173463H11
MOHA Profit Sharing Plan FBO Loren D. Brown
MOHA Profit Sharing Plan FBO Mark Westberg
Morgan Stanley DW Inc Cust for Joseph A Bisignano IRA Rollover DTD 2/8/92
MSSB C/F Joseph A. Bisignano Roth IRA dated 10/04/10
Nathan Hostetter
National Financial Service, LLC FBO Todd Janus IRA
NewLink Investors II, L.C.
NewLink Investors, LC
Nicholas Vahanian
Nickolas J. Henderson 2007 Grantor Retained Annuity Trust
Nicole M. Berger
Nile Wayne McDonald
NLG Investors, LLC
NLG Series "C", LLC
Norman F. Siegel as Trustee of the Norman F. Siegel Living Trust Dated July 26, 2005
Northwest Financial Corp
Perlman Family LLC
Peter D'Agostino
Piper Jaffray Cust FBO Timothy P. Woods
R. Douglas Fisher
Ramon Flick

Raymond James & Assoc Inc CSDN FBO Allen Sabbag IRA
RGPC Investors LLC-Series B
Richard Derner
Richard L. Prey
Richard O. Jacobson
Richard O. Jacobson, as Trustee of the Richard O. Jacobson Trust under agreement dated November 9, 2007
Rob Marshall
Robert A. Dee Family Trust, Dated 6/19/1985
Robert A. Dee GST Family Trust, Dated 6/19/1985
Robert and Lynn Sibthorp
Robert and Sharon Dee Residual Trust 1985
Robert D'Agostino
Robert J. Powers
Robert McCardle
Robert Pinkert
Robert Reid Shreck Living Trust, Robert R. Shreck, Trustee
Robert W. & Karen L. Shirk
Ron & Marion Helgeson
Ron McMillen
Ronald Peterson
Roy Molina
Russell Novak
S Enterprises, LLC
Sallerson Family L.P.
Saluri, Joseph B.
Sandra Zutowt
Sarah Alexander
SCAPJAK, L.P.
Schweser Capital, LLC
Scott H. Lang
Sean McMurray
Sedgwick Fund, LLC
Sharon P.Dee Revocable Trust, Dated 6/18/1985
Sheila and Frank Caputo
Sheila L. Waller
SLS Westcoast Trust
Spot On Investments
Stacy Kaufman Tabachnik
Stephen Cerrone
Stephen Feltz
Stephen Kaufman
Stephen T. Beasley

Steve C. Stahly
Steven Gene Goldfarb
Steven P. Stahly
Steven Perlman and Elizabeth Perlman
Stine Seed Farm, Inc
Stoddard Cancer Research Center, a d.b.a. of Central Iowa Health System
Ted Foxman
Ted Foxman Family Trust
Terry L. Rich, Schwab & Co., Custodial IRA Rollover
Terry Rich
The Cotswold Foundation
Thomas A. Raffin
Thomas Baldacci IRA
Thomas Burleson & Laurie Kuestner
Thomas G. Schellhardt
Tim G. Osborne
Timothy E. & Ewa J. Pratt, Joint Tenants with rights of survivorship
Timothy L. Neugent
Traci Simons
Trustees of NGMEO Profit Sharing Plan FBO G R Neumann
UBS Financial Services CDN FBO Douglas D. Truckenmiller IRA
UBS Financial Services Inc CON FBO Timothy Woods
Vince D'Agostino
W.J. Latham, Jr. & Jana S. Latham, JTW full ROS and not as tenants in common
William C. Black & Maria E. Blanco
William C. Jacobson
William E. Caldbeck IRA, Wells Fargo
Wolfson Family LLC
Zachary Hostetter

EXHIBIT A-2
SCHEDULE BPS PREFERRED HOLDERS

Cherie Lynn Shreck Living Trust
R. Douglas Fisher
R. Douglas and Pamela D. Fisher
David J. Lundquist
Schweser Capital, L.L.C.
Ronald J. Peterson and Judy M. Peterson
Steven G. Patterson Traditional IRA
Piper Jaffray as Custodian FBO Douglas D. Truckenmiller IRA
Morgan Stanley DW Inc. Cust for Joseph A Bisignano IRA Rollover
John R. Baur and Judith A. Baur
LBS-I, LLC
Errol P. Eernisse Revocable Trust, Errol P Eernisse Trustee
Piper Jaffray as Custodian FBO R. Douglas Fisher IRA
Ames Seed Capital, L.L.C.
BPS Group, LLC
Carl Langren IMG MPP Plan Custodial Account
AJH Investment, LLC
Michael Arneson
BPS Investors, LLC
Dale Parker
Steve C. Stahly and Marcia Stahly
Richard L. Prey
CJS Farms, LP
UBS Financial Services CDN FBO Douglas D. Truckenmiller IRA
David Lundquist Revocable Trust, dated November 19, 2002, David J. Lundquist, Trustee
Dale and Mary Parker Revocable Trust dated April 22, 1993
UBS Financial Srvice CDN FBO R. Douglas Fisher IRA
Stifel Nicolaus Custodian for R. Douglas Fisher IRA
END-IRA, Inc. FBO Marc Jalbert, IRA
Iowa Capital Corporation
Bruce Anderson
Iowa Commitment Fund, LP
Karl Dresdner
Shane Hackett
Thomas Burleson & Laurie Kuestner
BPS Investments, LLC

EXHIBIT B
FORM OF PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

NEWLINK GENETICS CORPORATION

EMPLOYEE PROPRIETARY INFORMATION, INVENTIONS,
NON-COMPETITION, AND NON-SOLICITATION AGREEMENT

This Employee Proprietary Information, Inventions, Non-competition, and Non-solicitation Agreement (this “Agreement”) is made in consideration for my employment or continued employment by NEWLINK GENETICS CORPORATION or any of its subsidiaries (the “Company”), and the compensation now and hereafter paid to me. I hereby agree as follows:

1.NONDISCLOSURE.
1.1    Recognition of Company’s Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company’s Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company’s written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.
1.2    Proprietary Information. The term “Proprietary Information” shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, “Proprietary Information” includes (a) tangible and intangible information relating to antibodies and other biological materials, cell lines, samples of assay components, media and/or cell lines and procedures and formulations for producing any such assay components, media and/or cell lines, formulations, products, processes, know-how, designs, formulas, methods, developmental or experimental work, clinical data, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers, and information regarding the skills and compensation of other employees of the Company; (b) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as “Inventions”); (c) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (d) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.
1.3    Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.
1.4    No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.
2.ASSIGNMENT OF INVENTIONS.
2.1    Proprietary Rights. The term “Proprietary Rights” shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.
2.2    Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit A but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit A for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company’s prior written consent.

2.3    Assignment of Inventions. Subject to Sections 2.4, and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this Section 2, are hereinafter referred to as “Company Inventions.”
2.4    Nonassignable Inventions. I recognize that, in the event of a specifically applicable state law, regulation, rule, or public policy (“Specific Inventions Law”), this Agreement will not be deemed to require assignment of any invention which qualifies fully for protection under a Specific Inventions Law by virtue of the fact that any such invention was, for example, developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secrets and neither related to the Company’s actual or anticipated business, research or development, nor resulted from work performed by me for the Company. In the absence of a Specific Inventions Law, the preceding sentence will not apply.
2.5    Obligation to Keep Company Informed. During the period of my employment and for six months after the last day of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under the provisions of a Specific Inventions Law; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under a Specific Inventions Law. I will preserve the confidentiality of any Invention that does not fully qualify for protection under a Specific Inventions Law.

2.6    Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.
2.7    Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment at the Company and which are protectable by copyright are “works made for hire,” pursuant to United States Copyright Act (17 U.S.C., Section 101).
2.8    Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company’s request on such assistance.
In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.
3.NO CONFLICTS OR SOLICITATION. I acknowledge that during my employment I will have access to and knowledge of Proprietary

Information. To protect the Company’s Proprietary Information, I agree that during the period of my employment by the Company I will not, without the Company’s express written consent, engage in any other employment or business activity directly related to the business in which the Company is now involved or becomes involved, nor will I engage in any other activities which conflict with my obligations to the Company. For the period of my employment by the Company and continuing until one year after my last day of employment with the Company, I will not (a) directly or indirectly induce any employee of the Company to terminate or negatively alter his or her relationship with the Company, (b) solicit the business of any client or customer of the Company (other than on behalf of the Company) or (c) induce any supplier, vendor, consultant or independent contractor of the Company to terminate or negatively alter his, her or its relationship with the Company. If any restriction set forth in this Section is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
4.COVENANT NOT TO COMPETE. I acknowledge that during my employment I will have access to and knowledge of Proprietary Information. To protect the Company’s Proprietary Information, I agree that during my employment with the Company whether full-time or half-time and for a period of one year after my last day of employment with the Company, I will not directly or indirectly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a “Restricted Business” in a “Restricted Territory” (as defined below). It is agreed that ownership of (i) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (ii) any stock I presently own shall not constitute a violation of this provision.
4.1    Reasonable. I agree and acknowledge that the time limitation on the restrictions in this paragraph, combined with the geographic scope, is reasonable. I also acknowledge and agree that this paragraph is reasonably necessary for the protection of Company’s Proprietary Information as defined in paragraph 1.2 herein, that through my employment I shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and that these provisions provide a reasonable way of protecting Company’s business value which will be imparted to me. If any restriction set forth in this paragraph 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.
4.2    As used herein, the terms:
(i)    “Restricted Business” shall mean any business engaged in areas similar to those the Company is pursuing, including but not limited to research, development and/or commercialization of (1) one or more products for the treatment of cancer through the use of ex vivo derived cellular cancer vaccines, immunotherapy vaccines or IDO inhibitors, (2) one or more products directed to any of the bioterrorism or infectious disease targets that the Company or any subsidiary (including BioProtection Systems Corporation) is researching or developing, or is preparing to research or develop, during the term of your employment by the Company or (3) any other technology that is potentially competitive with any technology that the Company or any subsidiary is researching or developing, or is preparing to research or develop, during the term of your employment by the Company. The term “Restricted Business” includes an individual or entity that is engaged in or preparing to directly or indirectly engage in the research, development and/or commercialization of any of activities set forth in the preceding sentence.
(ii)    “Restricted Territory” shall mean any state, county, or locality in the United States in which the Company conducts business and any other country, city, state, jurisdiction, or territory in which the Company does business.
5.RECORDS. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Company Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

6.NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.
7.RETURN OF COMPANY MATERIALS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company’s premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.
8.LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.
9.NOTICES. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.
10.NOTIFICATION OF NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

11.GENERAL PROVISIONS.
11.1    Governing Law; Consent to Personal Jurisdiction and Exclusive Forum. This Agreement will be governed by and construed according to the laws of the State of Iowa as such laws are applied to agreements entered into and to be performed entirely within Iowa between Iowa residents. I hereby expressly understand and consent that my employment is a transaction of business in the State of Iowa and constitutes the minimum contacts necessary to make me subject to the personal jurisdiction of the federal courts located in the State of Iowa, and the state courts located in the County of Story, Iowa, for any lawsuit filed against me by Company arising from or related to this Agreement. I agree and acknowledge that any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in a forum located within the State of Iowa. No such action may be brought in any forum outside the State of Iowa. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney’s fees incurred in successfully dismissing the action or successfully transferring the action to the federal courts located in the State of Iowa, or the state courts located in the County of Story, Iowa.
11.2    Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

11.3    Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.
11.4    Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.
11.5    Employment. I agree and understand that my employment is at-will which means I or the company each have the right to terminate my employment at will, with or without advanced notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company’s right to terminate my employment at any time, with or without cause.
11.6    Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.
11.7    Entire Agreement. The obligations pursuant to Sections 1 through 4 and Sections 6 and 7 (including all subparts) of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement
This Agreement shall be effective as of the first day of my employment with the Company, namely: _______ ___, _____.

I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated:

Signature

Printed Name

ACCEPTED AND AGREED TO:

EXHIBIT A

TO:        NewLink Genetics Corporation
FROM:
DATE:
SUBJECT:    Previous Inventions
1.    Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by NewLink Genetics Corporation that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:
☐    No inventions or improvements.
☐    See below:

☐    Additional sheets attached.

2.    Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement	Party(ies)	Relationship
1. _______________________	___________________	_________________________________________
2. _______________________	___________________	_________________________________________
3. _______________________	___________________	_________________________________________

☐    Additional sheets attached.